UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2005

TIME AMERICA, INC.

(Exact name of registrant as specified in its charter)

Nevada	33-58694	13-3465289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8840 East Chaparral, Suite 100
Scottsdale, Arizona, 85250
(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (480) 296-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Effective September 9, 2005, Time America, Inc. (the “Company”) entered into an Equipment Purchase, License and Services Agreement, a Professional Services Agreement, and amendments to such agreements with Federal Express Corporation.  These agreements provide for the purchase and installation of a security and workforce management solution of the Company.

The solution consists of hardware, custom software, services and maintenance.  The fees payable to the Company under these agreements total approximately $2,150,000 in the aggregate.  Revenue under these agreements will be recognized over the next 12 months as the solution is installed and applicable customer acceptances have been received.  Initial purchase orders under the agreements total approximately $377,780.  Purchase orders for the remaining amount under the agreements will be issued following the achievement of certain milestones set forth in the agreements, including the successful completion of a pilot program utilizing the Company’s equipment.

The agreements have terms expiring between May and August 2008 and are generally terminable upon proper notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME AMERICA, INC.

Date: September 14, 2005	By:	/s/ Craig J. Smith
Name: Craig J. Smith
Title: Chief Financial Officer